SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 19, 2007

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road

Wanchai, Hong Kong

(Address of Principal Executive Offices)

852-2836-6202

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors on March 19, 2007, the accounting firm of Madsen Bros. and Associates (“Madsen”) was engaged to take over the audit responsibilities from Child, Van Wagoner & Bradshaw, P.L.L.C.  (“CVW&B”) and CVW&B was dismissed on that same date.

CVW&B had been appointed on February 24, 2006 as the Registrant’s independent auditor.

Since the engagement of CVW&B on February 24, 2006, the Registrant (or someone on its behalf) has not consulted with Madsen, or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304(a)(2) of Regulation S-B.

During the period that CVW&B served as the Registrant’s independent auditor and through the date of dismissal, the Registrant has not had any disagreements with CVW&B, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

Registrant has provided the information required to comply with Item 304(a)(3) of Regulation S-B to CVW&B and requested that CVW&B furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of CVW&B’s letter dated March 20, 2007, is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number

 Description

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  -----------

Exhibit 16.1.

Letter to the Securities and Exchange Commission from Child, Van Wagoner & Bradshaw, P.L.L.C. dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2007

           NT HOLDING CORP.

/s/ Chun Ka Tsun

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By: Chun Ka Tsun

Its: Chief Executive Officer and Director